UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2023

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On June 29, 2023, Mercury Systems, Inc. (the “Company”) announced that David E. Farnsworth will be joining the Company as Executive Vice President, Chief Financial Officer, and Treasurer, on July 17, 2023.

Mr. Farnsworth, age 62, most recently served as the Chief Financial Officer of HawkEye 360, a radio frequency data analytics company from 2020 to 2023. Before joining HawkEye 360, Mr. Farnsworth was Vice President and Chief Financial Officer for Integrated Defense Systems of Raytheon Company from 2018 to 2020, where he had oversight of the financial activities for the $6 billion business unit. Before that, he was CFO for the Intelligence, Information and Services segment of Raytheon.

There are no family relationships between Mr. Farnsworth and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Mr. Farnsworth are parties to an offer letter (the “Letter Agreement”), a copy of which is filed as exhibit 10.1 hereto. Pursuant to the Letter Agreement, Mr. Farnsworth’s annual compensation will consist of a base salary of $450,000, a target bonus opportunity under the Company’s annual incentive plan of 110% of base salary, and grants of long-term incentive awards with a target grant date value of $1,500,000 (commencing with the annual grants to be made in August 2023).

In connection with his joining the Company, Mr. Farnsworth will also receive a sign-on bonus of $200,000, subject to a 24-month payback obligation if he resigns or is terminated for cause, as well as new-hire long-term incentive awards under the Company’s 2018 Stock Incentive Plan with an aggregate value of $3,000,000, which are intended to compensate Mr. Farnsworth for long-term incentive awards that he will forfeit upon his resignation from his current employer. The number of shares covered by the new hire awards (the “New Hire Shares”) will be determined by dividing $3,000,000 by the average closing price of the Company’s common stock during the 30 calendar days prior to the grant date in August 2023. Such awards shall vest as follows: (i) one half will use time-based vesting in equal installments on each of the first three anniversaries of the grant date; and (ii) one half will use performance-based vesting, with an applicable portion of the performance-based shares vesting or forfeiting on the third anniversary of the grant date based on the achievement of specified performance criteria. In the event that Mr. Farnsworth is terminated without cause and such termination is not in connection with a change in control, 100% of the New Hire Shares shall automatically vest if his termination occurs within eight months after his start date, with such vesting amount reduced to 75% for terminations within 12 months thereafter (in each case, net of any New Hire Shares previously vested and assuming target performance in the case of performance-based shares) and any remaining portion of the New Hire Shares shall be forfeited.

In addition to Mr. Farnsworth’s annual and new-hire compensation under the Letter Agreement, the Company will enter into separate agreements with Mr. Farnsworth on his start date with respect to both change in control and non-change in control severance consistent with terms that are currently in effect for the Company’s other Executive Vice Presidents. Mr. Farnsworth will also be provided with a $12,000 annual allowance for personal tax and financial planning services on the same terms as are provided to all other executives.

Effective with Mr. Farnsworth joining the Company, Michelle M. McCarthy will cease her interim duties as Chief Financial Officer and Treasurer while continuing in her role as the Company’s Senior Vice President, Chief Accounting Officer. For her extended service as interim Chief Financial Officer and Treasurer, the Human Capital and Compensation Committee has approved a cash payment in the amount of $215,000 and a $200,000 restricted stock award to be granted in mid July 2023 subject to time-based vesting in equal annual installments during the four years following the grant date, with the number of shares covered by such award to be determined by dividing $200,000 by the average closing price of the Company’s common stock during the 30 calendar days prior the grant date.

Board of Directors Appointment

The Board of Directors has appointed Roger A. Krone, former Chairman and CEO of Leidos, as an independent director in Class II of the Board, effective June 28, 2023, for a term expiring at the 2023 annual meeting of shareholders (the “2023 Annual Meeting”). The Board has determined that Mr. Krone is independent under the listing standards of The Nasdaq Stock Market. With the addition of Mr. Krone, the size of the Board has expanded to ten members, four of which have joined in the last year.

Effective June 30, 2023, Mr. Krone will be granted a restricted stock award pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. This award consists of shares of restricted stock with a value equal to $225,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior to the date of grant. This award vests as to 50% of the covered shares on each of the first two anniversaries of the date of grant. Non-employee directors also receive a cash retainer of $65,000 per year, paid quarterly in arrears.

Mr. Krone does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

In a press release dated June 29, 2023, furnished as exhibit 99.1 hereto, the Company announced that David E. Farnsworth will be joining the Company as Executive Vice President, Chief Financial Officer, and Treasurer, starting on July 17, 2023, and that the Company has appointed Roger A. Krone, former Chairman and CEO of Leidos, as a Class II director to stand for re-election at the 2023 Annual Meeting.

The press release is furnished as exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and the attached exhibit 99.1 shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On June 28, 2023, the Company’s Board of Directors updated the composition of the Board committees in connection with the recent appointments of Gerard J. DeMuro and Roger A. Krone to the Board. The committees of the Board are constituted as follows:

Audit Committee: Barry R. Nearhos (Chair), Gerard J. DeMuro, Lisa S. Disbrow, William K. O’Brien, and Debora A. Plunkett

Human Capital and Compensation Committee: Mary Louise Krakauer (Chair), Orlando P. Carvalho, Lisa S. Disbrow, Howard L. Lance, and Debora A. Plunkett

Government Relations Committee: Lisa S. Disbrow (Chair), Mary Louis Krakauer, Howard L. Lance, and Debora A. Plunkett

M&A and Finance Committee: Orlando P. Carvalho (Chair), Roger A. Krone, Howard L. Lance, Barry R. Nearhos, and William K. O’Brien

Nominating and Governance Committee: William K. O’Brien (Chair), Orlando P. Carvalho, Roger A. Krone, Howard L. Lance, and Barry R. Nearhos

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
10.1 Letter Agreement, dated June 20, 2023, between the Company and David E. Farnsworth
99.1 Press Release, dated June 29, 2023, of Mercury Systems, Inc.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2023	MERCURY SYSTEMS, INC.

	By:	/s/ Christopher C. Cambria
Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary

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